EXHIBIT 5.1

DAVIS & ASSOCIATES
(A PROFESSIONAL LAW CORPORATION)
-SECURITIES, BUSINESS & INTERNATIONAL LAWYERS-

LOS ANGELES	NEWPORT BEACH
Ritz Carlton Annex	Balboa Bay Club Annex
(310) 823-8300/fax (310) 301-3370	(949) 631-1142

Respond To:
P.O. Box 12009
Marina Del Rey, CA
90295-3009

July 1, 2011

Cord Blood America, Inc.
1857 Helm Drive,
Las Vegas, NV 89119

Re:    Cord Blood America, Inc. Amended Registration Statement on Form S-1

Gentlemen:

We have acted as special counsel to Cord Blood America, Inc., a Florida corporation (the "Company"), solely in order to render this legal opinion with regard to Florida Corporate law.

We refer to the above-captioned amended registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Cord Blood America, Inc., a Florida corporation (the “Company”), with the Securities and Exchange Commission on or about July 1, 2011.

We have not undertaken to advice the Company in connection with the preparation of its Registration Statement, or its offering of securities, or with respect to Federal Law, and we have not done so.  We have not reviewed the Registration Statement or Exhibits filed by the Company.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination referenced above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized under State law, and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable under State law

This opinion is to be used only while the Registration Statement is in effect. We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matter.

We consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. In giving the foregoing consent, we do hereby specifically declare that we are not in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,
THE LAW OFFICES OF DAVIS & ASSOCIATES
By:	/s/Donald G. Davis
Donald G. Davis